UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd, Suite B #254 Colorado Springs, CO	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 20, 2014, Cannabis Science, Inc.(the “Company”), entered into an Amendment to a License Agreement (the “Amendment Agreement”) that it had entered into with Apothecary Genetics Investments LLC (“Apothecary”) on February 9, 2012 (the “Original Agreement”).  The parties entered into the Amendment Agreement to amend certain terms that were contained in the Original Agreement.  In the Amendment Agreement, the Company has agreed to issue Apothecary or its assigns 14,500,000 shares of restricted common stock of the Company and fund Apothecary a minimum of $150,000 up to a maximum of $300,000 in working capital per calendar quarter commencing in the quarter ending December 31, 2014.  In exchange the Company will purchase and license two northern California production farms with a combined total of 51 acres and related equipment for cannabis cultivation and new product development. As a result of the acquisition, the Company is entitled to licensing fees and royalties, rights to assign assets and fees to affiliates and subsidiaries and ownership of all tangible assets such as land, facilities and equipment as well as new business ventures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.
Date: November 24, 2014	By:	/s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.